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                                                                  Exhibit 1.1


                                  GS FINANCIAL CORP.
                                   2,990,000 Shares

                                    COMMON SHARES
                                    (No Par Value)

                         Subscription Price $10.00 Per Share

                                   AGENCY AGREEMENT



                                  February __, 1997



Charles Webb & Company, a division of
  Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

    GS Financial Corp., a Louisiana corporation (the "Company") and Guaranty Savings and Homestead Association, a Louisiana chartered mutual savings association (the "Association" references to the "Association" include the Association in the mutual or stock form, as indicated by the context), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC")), hereby confirm their agreement with Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Webb", "KBW" or "the Agent"), as follows:

    Section 1. The Offering. The Association, in accordance with its plan of conversion adopted by its Board of Directors (the "Plan"), intends to convert from a Louisiana chartered mutual savings association to a Louisiana chartered stock savings association, and will issue all of its issued and outstanding capital stock to the Company. In addition, pursuant to the Plan, the Company will offer and sell up to 2,990,000 shares of its common stock, par value, $.01 per share (the "Shares" or "Common Shares"), in a subscription offering (the "Subscription Offering") to (1) depositors of the Association with Qualifying Deposits (as defined in the Association's Plan of Conversion) as of September 30, 1995 ("Eligible Account Holders"), (2) the GS Financial Corp. Employee Stock Ownership Plan (the "ESOP"), (3) depositors of the Association with Qualifying Deposits as of December 31, 1996 ("Supplemental Eligible Account Holders"), (4) the Association's Other Eligible Members (as defined in the Association's Plan of Conversion) and (5) employees, officers and directors of the Association. Subject to the prior subscription rights of the above-listed parties, the Company is offering for sale in a community offering (the "Community Offering" and when referred to together with the Subscription Offering, the "Subscription and Community Offering") conducted concurrently with the Subscription

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Offering, the Shares not so subscribed for or ordered in the Subscription
Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered ("Other Subscribers"), with a preference given to natural persons who reside in Orleans, St. Tammany and Jefferson Parishes, Louisiana (all such offerees being referred to in the aggregate as "Eligible Offerees"). It is anticipated that shares not subscribed for in the Subscription and Community Offering will be offered to certain members of the general public on a best efforts basis through a selected dealers arrangement (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company and the Association may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. Collectively, these transactions are referred to herein as the "Conversion."

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-18841) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

    In accordance with Title 12, Part 563b of the Code of Federal Regulations (the "Conversion Regulations"), the Association has filed with the Office of Thrift Supervision (the "OTS") and the Office of Financial Institutions of the State of Louisiana (the "OFI") an Application for Approval of Conversion on Form AC (the "Conversion Application"), including the Prospectus and the Conversion Valuation Appraisal Report prepared by RP Financial, LC (the "Appraisal") and has filed such amendments thereto as may have been required by the OTS and the OFI. The Conversion Application has been approved by the OTS and the OFI and the related Prospectus has been authorized for use by the OTS and the OFI. In addition, the Company has filed with the OTS its application on Form H-(e)1-S (the "Holding Company Application") to become a registered savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"); and it has been approved.

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    Section 2.  Retention of Agent; Compensation; Sale and Delivery of the
Shares. Subject to the terms and conditions herein set forth, the Company and the Association hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for Shares of the Company's Common Stock and to advise and assist the Company and the Association with respect to the Company's sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making, research coverage and in syndicate formation (if necessary).

    On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company and the Association as to the matters set forth in the letter agreement ("Letter Agreement"), dated September 26, 1996 between the Association and Webb (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and the Association that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

    The obligations of the Agent pursuant to this Agreement (other than those set forth in Sections 2(d) and (e) hereof) shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the "End Date"). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Association and the Agent may agree to renew this Agreement under mutually acceptable terms.

    In the event the Company is unable to sell a minimum of 2,210,000 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

    In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

    If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any

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means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and their counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, the Association and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

    The Agent shall receive the following compensation for its services hereunder:

    (a) A management fee of $30,000 payable in four consecutive monthly installments of $7,500, the first of which was due on September 26, 1996. Such fees shall be deemed to have been earned when due. Should the Conversion be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which the termination occurred.

    (b) A Success Fee of 1.50% of the aggregate Purchase Price of Common Shares sold in the Subscription Offering and Community Offering excluding shares purchased by the Association's officers, directors, or employees (or members of their immediate families) plus any ESOP, tax-qualified or stock based compensation plans (except IRA's) or similar plan created by the Association for some or all of its directors or employees. The management fee described in (a) above will be applied against the Success Fee. The Success Fee shall exceed $375,000.

    (c) If any of the shares remain available after the Subscription Offering, at the request of the Association, Webb will seek to form a syndicate of registered broker-dealers to assist in the sale of such Common Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. Webb will endeavor to distribute the Common Shares among dealers in a fashion which best meets the distribution objectives of the Association and the Plan of Conversion. Webb will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the Shares sold by them. Webb will pass onto selected broker-dealers, who assist in the syndicated community, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker/dealer other than Webb shall be transmitted by Webb to such broker/dealer. The decision to utilize selected broker-

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         dealers will be made by the Association upon consultation with Webb.
         In the event, with respect to any purchases of Shares, fees paid pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraph 2(a) and 2(b).

    (d) The Association and the Company hereby agree to reimburse the Agent, from time to time upon the Agent's request, for its reasonable out-of-pocket expenses, which the Agent shall document, including without limitation, accounting, legal counsel, and communication, excluding travel, lodging and meal expenses. The Association will bear the expenses of the Offering customarily borne by issuers including, without limitation, OTS, SEC, "Blue Sky," and NASD filings and registration fees; the fees of the Association's accountants, conversion agent, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the conversion; and the fees set forth under this Section 2.


    Full payment of Agent's actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Association to terminate or abandon the Plan.

    Section 3. Prospectus; Offering. The Shares are to be initially offered in the Offering at the Purchase Price as defined and set forth on the cover page of the Prospectus.

    Section 4. Representations and Warranties of the Company and the Association. The Company and the Association jointly and severally represent and warrant to and agree with the Agent as follows:

    (a) The Registration Statement which was prepared by the Company and the Association and filed with the Commission was declared effective by the Commission on ________, 1997. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, the Registration Statement contained all statements that were required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Association contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering, did not contain an untrue statement of a material fact or

                                       5

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         omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Association contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Association for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "The Conversion-Plan of Distribution" or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

    (b) The Conversion Application which was prepared by the Company and the Association and filed with the OTS and the OFI was approved by the OTS on _________, 1997 and approved by the OFI on _______, 1997 and the related Prospectus has been authorized for use by the OTS and the OFI. At the time of the approval of the Conversion Application, including the Prospectus (including any amendment or supplement thereto), by the OTS and the OFI and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations, except to the extent waived in writing by the OTS and the OFI. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                       6

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         provided, however, that the representations and warranties in this
         Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Application under the caption "The Conversion-Plan of Distribution" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent. The Holding Company Application for approval pursuant to the HOLA and the regulations promulgated thereunder (the "Control Act Regulations"), has been prepared by the Association and the Company in material conformity with the requirements of the Control Act Regulations and has been filed with and approved by the OTS. A conformed copy of the Holding Company Application has been delivered to the Agent.

    (c) The Company has filed with the OTS the Holding Company Application, and such Application was deemed complete by the OTS. As of the Closing Date, approval of the Company's acquisition of the Association will have been obtained from the OTS.

    (d) No order has been issued by the OTS or the FDIC (hereinafter any reference to the FDIC shall include the SAIF) preventing or suspending the use of the Prospectus, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Company or the Association, pending or threatened.

    (e) At the Closing Date, the Plan will have been adopted by the Boards of Directors of both the Company and the Association and approved by the members of the Association, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Association by the OTS, the Commission, or any other regulatory authority and in the manner described in the Prospectus. No person has sought to obtain review of the final action of the OTS in approving the Plan or in approving the Conversion or the Holding Company Application pursuant to the HOLA, or any other statute or regulation.

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    (f)  The Association has been organized and is a validly existing Louisiana chartered savings association in mutual form of organization and upon the Conversion will become a duly organized and validly existing Louisiana chartered savings association in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Association has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Association is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business; the Association is existing under the laws of the federal government and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Association. Following the Association does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Association. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Association will be converted pursuant to the Plan to a Louisiana chartered stock savings association, (ii) all of the authorized and outstanding capital stock of the Association will be owned by the Company, and (iii) the Company will have no direct subsidiaries other than the Association. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the OTS' resolutions or letters of approval, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission, the OTS, and the FDIC, if any, will have been complied with by the Company and the Association in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

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    (g)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and at the Closing Date the Company will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company. The Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

    (h)  The Association has no subsidiaries.

    (i) The Association is a member of the Federal Home Loan Bank of Dallas ("FHLB-Dallas"). The deposit accounts of the Association are insured by the FDIC up to the applicable limits; and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company or the Association, threatened. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

    (j) The Company and the Association have good and marketable title to all real property and good title to all other assets material to the business of the Company and the Association, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the Company and the Association, taken as a whole; and all of the leases and subleases material to the business of the Company and the Association, taken as a whole, under which the Company or the Association hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

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    (k)  The Company and the Association have received an opinion of their special counsel, Elias, Matz, Tiernan & Herrick, L.L.P. with respect to the federal income tax consequences of the Conversion and an opinion of LaPorte, Sehrt, Romig & Hand ("LaPorte") with respect to Louisiana income tax consequences of the Conversion; all material aspects of the opinions of Elias, Matz, Tiernan & Herrick, L.L.P. and LaPorte are accurately summarized in the Registration Statement and will be accurately summarized in the Prospectus; and further represent and warrant that the facts upon which such opinions are based are truthful, accurate and complete.

    (l) The Company and the Association have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus except approval or confirmation by the OTS of the final appraisal of the Association.
         The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Association and this Agreement has been validly executed and delivered by the Company and the Association and is the valid, legal and binding agreement of the Company and the Association enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

    (m) The Company and the Association are not in violation of any directive received from the OTS, the FDIC, or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, and the FDIC) and, except as may be set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company or the Association, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital or properties of the Company or the Association, or which would materially affect their properties and assets.

    (n) The financial statements, schedules and notes related thereto which are included in the Prospectus fairly present the consolidated balance sheet, income statement, statement of changes in equity and cash flows of the Association at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations and generally accepted accounting principles (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Association with the OTS. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Association included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

    (o) Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Company or the Association and its subsidiaries considered as one enterprise, or in the earnings, capital or properties of the Company or the Association, whether or not arising in the ordinary course of business; (ii) there has not


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         been any material increase in the long-term debt of the Association or in the principal amount of the Association's assets which are classified by the Association as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in retained earnings or total assets of the Association nor has the Company or the Association issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Company or the Association; (iv) there has not been any material adverse change in the aggregate dollar amount of the Association's deposits or its consolidated net worth or spread;
         (v) there has been no material adverse change in the Company's or the Association's relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or the Association's fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the Prospectus there has been no material change in management of the Company or the Association, neither of which has any material undisclosed liability of any kind, contingent or otherwise; (vii) the Company or the Association has not sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) the Company or the Association is not in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Company and the Association conform in all material respects to the descriptions thereof contained in the Prospectus; and (x) neither the Company, the Association nor its wholly owned subsidiary has any material contingent liabilities, except as set forth in the Prospectus. All documents made available to or delivered or to be made available to or delivered by the Association or the Company or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors, borrowers and other members of the Association, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the Association, the Company or their representatives, to the best knowledge of the

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         Association and the Company, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

    (p) As of the date hereof and as of the Closing Date, neither the Company nor the Association is (i) in violation of its articles of incorporation or code of regulations or charter or bylaws, respectively (and the Association will not be in violation of its charter or bylaws in capital stock form upon consummation of the Conversion), or (ii) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound; the consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Association and this Agreement has been validly executed and delivered by the Company and the Association and is a valid, legal and binding Agreement of the Company and the Association enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, and except that no representation or warranty need be made as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). The consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance (with the exception of the liquidation account established in the Conversion) upon any of the assets of the Company or the Association pursuant to the articles of incorporation and code of regulations of the Company or the charter and bylaws of the Association (in either mutual or capital stock form), or any material contract, lease or other instrument to which the Company or the Association has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgement, decree, order, statute, rule or regulation applicable to the Company or the Association, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Company and the Association on a consolidated basis; or (iii) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Association.

    (q) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company, the Association in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Association is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse affect on the financial condition or results of operations of the Company and the Association on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company and the Association, threatened any action or proceeding wherein the Company or the Association would or might be alleged to be in default thereunder.

    (r) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no Shares have been or will be issued and outstanding prior to the Closing Date (other than in connection with the incorporation of the Company); the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.
         To the best knowledge of the Company and the Association, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

    (s) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission, the OTS, the OFI and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD and/or The Nasdaq Stock Market ("Nasdaq").

    (t) LaPorte, Sehrt, Romig & Hand, which has certified the consolidated audited financial statements and schedules of the Association included in the Prospectus, has advised the Company and the Association in writing that they are, with respect to the Company and the Association, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations and
         Section 571.2(c)(3).

    (u) RP Financial LC, which has prepared the Association's Conversion Valuation Appraisal Report as of December __ 1996 (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the Company and the Association within the meaning of the Conversion Regulations.

    (v) The Company and the Association have timely filed all required federal, state and local tax returns; the Company and the Association have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

    (w) The Association is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

    (x) To the knowledge of the Company and the Association, neither the Company, the Association nor employees of the Company or the Association have made any payment of funds of the Company or the Association as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

    (y)  Prior to the Conversion, neither the Company nor the Association has:
         (i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus, and except for any shares issued in connection with the incorporation of the Company); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Company and the Association in connection with the offering of the Shares, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Association until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold.

    (z) The Company and the Association have not relied upon the Agent or its legal counsel or other advisors for any legal, tax or accounting advice in connection with the Conversion.

    (aa) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

    (bb) Any certificates signed by an officer of the Company or the Association pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company or the Association to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

    Section 5.  Representations and Warranties of the Agent.

    KBW represents and warrants to the Company and the Association that:

         (i) it is a corporation and is validly existing in good standing under the laws of the State of New York and licensed to conduct business in the State of Ohio and that Webb is an unincorporated division thereof with full power and authority to provide the services to be furnished to the Association and the Company hereunder.

         (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms.

         (iii) Each of the Agent and its employees, agent and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

         (iv) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

         (v) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

         (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.

    Section 5.l Covenants of the Company and the Association. The Company and the Association hereby jointly and severally covenant with KBW as follows:

    (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

    (b) The Association will not, at any time after the Conversion Application is approved by the OTS and the OFI, file any amendment or supplement to such Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

    (c) The Company will not, at any time before the Holding Company Application is approved by the OTS, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review the nonconfidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

    (d) The Company and the Association will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS and the OFI; (iii) any comments from the Commission, the OTS, the OFI or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iv) of the request by the Commission, the OTS, the OFI or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application or for additional information; (v) of the issuance by the Commission, the OTS, the OFI or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Association under the Conversion Regulations, or other applicable law, or the threat of any such action;
         (vi) the issuance by the Commission, the OTS, the OFI or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Company and the Association will make every reasonable effort (i) to prevent the issuance by the Commission, the OTS, the OFI or any state authority of any such order and, if any such order shall at any time be issued,
         (ii) to obtain the lifting thereof at the earliest possible time.

    (e) The Company and the Association will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Association will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD and "blue sky" filings.

    (f) The Company and the Association will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

    (g) The Company and the Association will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, the OTS, the OFI or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Company and the Association will comply, at their own expense, with all material requirements imposed upon them by the Commission, the OTS, the OFI or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus.

    (h) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Association shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Association or in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Association will immediately so inform the Agent and prepare and file, at their own expense, with the Commission, the OTS and OFI and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Association each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

    (i) The Company and the Association will take all necessary actions, in cooperating with the Agent, and furnish to whomever the Agent may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Company and the Association may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

    (j) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the OTS and the OFI, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Association will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of the Common Shares in the event of a complete liquidation of the Association.

    (k) The Company and the Association will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any common shares other than the Shares or other than in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

    (l) The Company shall register its Common Shares under Section 12(g) of the 1934 Act concurrently with the Offering pursuant to the Plan and shall request that such registration be effective prior to or upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by the OTS and the OFI.

    (m) During the period during which the Company's Common Shares are registered under the 1934 Act or for three (3) years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company

         (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

    (n) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Association as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Association as the Agent may reasonably request.

    (o) The Company and the Association will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

    (p) Other than as permitted by the Conversion Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company nor the Association will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

    (q) The Company will use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Shares and
         (ii) list and maintain quotation of the Shares on a national or regional securities exchange or on Nasdaq effective on or prior to the Closing Date.

    (r) The Association will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Association's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Association will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Association to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

    (s) The Company will promptly take all necessary action to register as a savings and loan holding company under the HOLA within 90 days of the Closing Date.

    (t) The Company and the Association will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

    (u) Neither the Company nor the Association will amend the Plan of Conversion without notifying the Agent prior thereto.

    (v) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable.

    (w) Prior to the Closing Date, the Company and the Association will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

    (x) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, neither the Company nor the Association will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company and the Association, taken as a whole.

    (y) The facts and representations provided to Elias, Matz, Tiernan & Herrick L.L.P. by the Association and the Company and upon which Elias, Matz, Tiernan & Herrick L.L.P. will base its opinion under
         Section 7(c)(1) are and will be truthful, accurate and complete.

    Section 6. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and the Association jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Offering with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Conversion, including but not limited to the Company's and the Association's, and the Agent's attorneys' fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and (d) all reasonable out-of-pocket expenses incurred by the Agent not to exceed $10,000 (exclusive of legal fees and expenses not to exceed $35,000). Such out-of-pocket expenses include, but are not limited to, travel, lodging, meals, communication and postage. However, such out-of-pocket expenses do not include expenses incurred with respect to the matters set forth in (a) or (b) above. In the event the Company is unable to sell a minimum of 2,210,000 Shares or the Conversion is terminated or otherwise abandoned, the Company and the Association shall promptly reimburse the Agent in accordance with
Section 2 hereof.

    Section 7. Conditions to the Agent's Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company and the Association herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Association shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

    (a) At the Closing Date, the Company and the Association shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

    (b) The Registration Statement shall have been declared effective by the Commission and the Conversion Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Company's or the Association's knowledge, threatened by the Commission, the OTS, the FDIC, or any state authority.

    (c)  At the Closing Date, the Agent shall have received:

         (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Elias, Matz, Tiernan & Herrick, L.L.P., special counsel for the Company and the Association, in form and substance to the effect that:

             (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the state of Louisiana.

             (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

             (iii) The Association has been duly organized and is a validly existing Louisiana chartered savings association in capital stock form of organization, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. All of the outstanding capital stock of the Association upon completion of the Conversion will be duly authorized and, upon payment therefor, will be validly issued, fully paid and non-assessable and will be owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

             (iv) The Association has no subsidiaries.

             (v) The Association is a member of the FHLB-Dallas. The deposit accounts of the Association are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's Actual Knowledge, threatened; the description of the liquidation account as set forth in the Prospectus under the captions "The Conversion and Reorganization-Effect on Liquidation Rights" and "- Liquidation Rights," to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by such counsel and is accurately described in all material respects.

             (vi) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and, no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares subscribed for pursuant to the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus. To such counsel's Actual Knowledge, upon the issuance of the Shares, good title to the Shares will be transferred by the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

             (viii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and the Association; and this Agreement is a valid and binding obligation of the Company and the Association, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including without limitation the provisions of Sections 23A and 23B of the Federal Reserve Act and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ix) The Conversion Application has been approved by the OTS and the OFI and the Prospectus has been authorized for use by the OTS and the OFI. The OTS has approved the Holding Company Application and issued its order of approval under the savings and loan holding company provisions of the HOLA, the purchase by the Company of all of the issued and outstanding capital stock of the Association has been authorized by the OTS and no action has been taken, and to such counsel's Actual Knowledge none is pending or threatened, to revoke any such authorization or approval.

             (x) The Plan has been duly adopted by the required vote of the directors of the Company and the Association, and based upon the certificate of the inspector of election, by the stockholders of the Association.

             (xi) Subject to the satisfaction of the conditions to the OTS' and the OFI's approval of the Conversion, no further approval, registration, authorization, consent or other order of any federal regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD and/or the Nasdaq National Market (as to which no opinion need by rendered). To such counsel's Actual Knowledge, the Conversion has been consummated in all material respects in accordance with all applicable provisions of the HOLA and the Conversion Regulations.

             (xii) The Registration Statement is effective under the 1933 Act, and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the Commission.

              (xiii) At the time the Conversion Application, including the Prospectus contained therein, was approved by the OTS and the OFI, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations, federal law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

              (xiv) At the time that the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations and federal law.

              (xv) The terms and provisions of the Shares of the Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

              (xvi) There are no legal or governmental proceedings pending or, to such counsel's Actual Knowledge, threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and to such counsel's Actual Knowledge, all pending legal and governmental proceedings to which the Company or the Association is a party or of which any of their property is the subject, which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the Company's or the Association's business, are, considered in the aggregate, not material.

            (xvii) To such counsel's Actual Knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the Conversion Application, the Registration Statement or the Prospectus. The description in the Conversion Application, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

            (xviii)   To such counsel's Actual Knowledge, the Company and the
       Association have conducted the Conversion, in all material respects, in accordance with all applicable requirements of the Plan and applicable federal law. The Plan complies in all material respects with all applicable federal laws, rules, regulations, decisions and orders including, but not limited to, the Conversion Regulations; no order has been issued by the OTS, the OFI, the Commission, the FDIC, or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's Actual Knowledge, threatened by the OTS, the OFI, the Commission, the FDIC, or any state authority and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS, or the OFI, approving the Plan, the Conversion Application, the Holding Company Application or the Prospectus.

            (xix) To such counsel's Actual Knowledge, the Company and the Association have obtained all material licenses, permits and other governmental authorizations currently required under federal and Louisiana law for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Association are in all material respects complying therewith, except where the failure to have such licenses, permits and other governmental authorizations or the failure to be in compliance therewith would not have a material adverse effect on the business or operations of the Association and the Company, taken as a whole.

            (xx) To such counsel's Actual Knowledge, neither the Company nor the Association is in violation of its articles of incorporation and bylaws or its Charter and bylaws, as appropriate or, to such counsel's Actual Knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company or the Association on a consolidated basis; to such counsel's Actual Knowledge, the execution and delivery of this Agreement, the occurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Association pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Association is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Association are subject (other than the establishment of the liquidation account); and, such action will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or the Charter or bylaws of the Association or, to such counsel's Actual Knowledge, result in any violation of any applicable federal law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the NASD and/or the Nasdaq Stock Market need be rendered) or order or court order, writ, injunction or decree.

            (xxi) The Company's articles of incorporation and bylaws comply in all materials respects with the Business Corporation Law ("BCL") of the State of Louisiana. The Association's charter and bylaws comply in all material respects with the rules and regulations of the OTS and the OFI.

           (xxii) To such counsel's Actual Knowledge, neither the Company nor the Association is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its respective business.

            (xxiii)   The information in the Prospectus under the captions
       "Regulation," "The Conversion," "Restrictions on Acquisition of the Company and the Association" and "Description of Capital Stock of the Company," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process under the caption "The Conversion" in the Prospectus has been reviewed by such counsel and fairly describes such process in all material respects. The discussion of statutes or regulations described or referred to in the Prospectus are accurate summaries and fairly present the information required to be shown. The information under the caption "The Conversion - Tax Aspects" has been reviewed by such counsel and fairly describes the opinions rendered by Elias, Matz, Tiernan & Herrick, L.L.P. and LaPorte, Sehrt, Romig & Hand to the Company and the Association with respect to such matters.

            In addition, such counsel shall state that during the preparation of the Conversion Application, the Registration Statement and the Prospectus, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of the Company and the Association, at which conferences the contents of the Conversion Application, the Registration Statement and the Prospectus and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the information contained in the Conversion Application, the Registration Statement or the Prospectus, and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their view (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company and the Association), nothing has come to their attention that would lead them to believe that the Conversion Application, the Registration Statement, the Prospectus, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Company and the Association and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the Louisiana Business Corporation Law. With respect to matters involving the application of Louisiana law, such counsel may rely, to the extent it deems proper and as specified in its opinion, solely upon the opinion of local counsel. The opinion of Elias, Matz, Tiernan & Herrick, L.L.P. shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company, the Association shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Conversion or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or the Association.

            The favorable opinion, dated as of the Closing Date and addressed to the Agent and for their benefit, of the Association's local counsel, in form and substance to the effect that, to the best of such counsel's knowledge, (i) the Company and the Association have good and marketable title to all properties and assets which are material to the business of the Company and the Association and to those properties and assets described in the Registration Statement and Prospectus, as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material in relation to the business of the Company and the Association considered as one enterprise; (ii) all of the leases and subleases material to the business of the Company and the Association under which the Company and the Association hold properties, as described in the Registration Statement and Prospectus, are in full force and effect; and (iii) the Association is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Association.

  (d) At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date, of Silver, Freedman & Taff, L.L.P., the Agent's counsel, with respect to such matters as the Agent may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Association, and as to matters of fact, upon certificates of offers and directors of the Company and the Association delivered pursuant hereto or as such counsel shall reasonably request.

  (e) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Principal Accounting Officer of the Company and the Association in form and substance reasonably satisfactory to the Agent's Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company or the Association, and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Company or the Association, independently, or of the Company and the Association, considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company and the Association have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing
       Date and will comply in all material respects with all obligations to be satisfied by them after the Conversion; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company or the Association, threatened by the Commission or any state authority; (vii) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Association by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company or the Association, threatened by the OTS, the OFI, the Commission, the FDIC, or any state authority; and (viii) to the best knowledge of the Company or the Association, no person has sought to obtain review of the final action of the OTS approving the Plan.

  (f) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company or the Association independently, or of the Company and the Association, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Association shall not have received from the OTS, the OFI or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of the Company and the Association taken as a whole; (iv) the Company and the Association shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness;
       (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Association, threatened against the Company or the Association or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Company and the Association taken as a whole; and (vi) the Shares have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company and the Association.

  (g) Concurrently with the execution of this Agreement, the Agent shall receive a letter from LaPorte, Sehrt, Romig & Hand dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that LaPorte, Sehrt, Romig & Hand is a firm of independent public accounts within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the OTS and stating in effect that in its opinion the consolidated financial statements, schedules and related notes of the Association as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, as are included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the OTS and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Board of Directors and members of the Association and consultations with officers of the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the

       Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the OTS and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings, other than normal deposit fluctuations, by the Association; or (c) there was any decrease in the consolidated net assets of the Association at the date of such letter as compared with amounts shown in the latest unaudited consolidated statement of condition included in the Prospectus; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Association, which are subject to the internal controls of the Association, the accounting system and other data prepared by the Association, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have reported on the results of such comparisons.

  (h) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by LaPorte, Sehrt, Romig & Hand in the letter delivered by it pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

  (i) At the Closing Date, the Agent shall receive a letter from RP Financial, dated the date thereof and addressed to counsel for the Agent (i) confirming that said firm is independent of the Company and the Association and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations, Section 563b.7(f)(1)(i), (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of Title 12 of the Code of Federal Regulations, and (iii) further stating that their opinion of the aggregate pro forma market value of the Company and the Association expressed in their Appraisal dated as of December __, 1996, and most recently updated, remains in effect.

      (j) The Company and the Association shall not have sustained since the date of the latest financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change in the long-term debt of the Company or the Association other than debt incurred in relation to the purchase of Shares by the Association's Eligible Plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Association, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is in Webb's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Subscription Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

      (k) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the OTS and the OFI approving the Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) a certificate from the OFI evidencing the existence of the Association; (iv) certificate of good standing from the State of Louisiana evidencing the good standing of the Company; (v) a certificate from the FDIC evidencing the Association's insurance of accounts; (vi) a certificate of the FHLB-Dallas evidencing the Association's membership thereof; (vii) a copy of the letter from the OTS approving the Company's Holding Company Application; and (viii) a copy of the Association's Louisiana stock charter.

      (l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, Louisiana savings institutions or federal savings institutions or a general moratorium on the withdrawal of deposits from commercial banks, Louisiana savings institutions or federal savings institutions declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgement, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

      (m) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Association in connection with the Conversion and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to Webb and its counsel.

Section 8.  Indemnification.

      (a) The Company and the Association jointly and severally agree to indemnify and hold harmless the Agent, its respective officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933
           Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application or any instrument or document executed by the Company or the Association or based upon written information supplied by the Company or the Association filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Association with their consent or based upon written or oral information furnished by or on behalf of the Company or the Association, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof;
           (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion
           Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Association by the Agent or its counsel regarding the Agent provided, that it is agreed and understood that the only information furnished in writing to the Company or the Association by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Conversion--Marketing Arrangements"; and, provided further, that such indemnification shall be to the extent permitted by the Commissioner, the OTS, the OFI, the FDIC and the Board of Governors of the Federal Reserve.

      (b) The Agent agrees to indemnify and hold harmless the Company and the Association, their directors and officers and each person, if any, who controls the Company or the Association within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Association, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion
           Application (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Association by the Agent or its counsel regarding the Agent. Provided, that it is agreed and understood that the only information furnished in writing to the Company or the Association by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Conversion--Marketing Arrangements".

      (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

      (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company and the Association set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of agent or their officers, directors or controlling persons, agent or employees or by or on behalf of the Company or the Association or any officers, directors or controlling persons, agent or employees of the Company or the Association; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

     Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Association or the Agent, the Company, the Association and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the Association or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company and the Association shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Association on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Association on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Association on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Association and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Association under this Section 9 and under Section 8 shall be in addition to any liability which the Company and the Association may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's or the Association's officers and directors and each person, if any, who controls the Agent or the Company or the Association within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company or the Association. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this

Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

    Section 10.  Survival of Agreements, Representations and Indemnities.
The respective indemnities of the Company, the Association and the Agent and the representations and warranties and other statements of the Company, the Association and the Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the Association or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Company, the Association, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

    Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

         (a) In the event the Company fails to sell the required minimum number of the Shares by December 31, 1997, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company and/or the Association as set forth in Sections 2(a), 6, 8 and 9 hereof.

         (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be cancelled by the Agent by notifying the Company and the Association of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 6, 8 and 9 hereof.

         (c) If the Agent elects to terminate this Agreement as provided in this Section, the Company and the Association shall be notified promptly by telephone or telegram, confirmed by letter.

    The Company and the Association may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Company and the Association have provided Webb with notice of such breach.

    This Agreement may also be terminated by mutual written consent of the parties hereto.

    Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017-5034, Attention: Patricia
A.  McJoynt (with a copy to Silver, Freedman & Taff, L.L.P., Attention:
Martin L. Meyrowitz, P.C. and, if sent to the Company and the Association, shall be mailed, delivered or telegraphed and confirmed to the Company and the Association at 3798 Veterans Boulevard, Metairie, Louisiana 70002,
Attention: Donald Scott, President (with a copy to Elias, Matz, Tiernan & Herrick, L.L.P., Attention: Hugh T. Wilkinson, Esq.).

    Section 13. Parties. The Company and the Association shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Association, when the same shall have been given by the undersigned or any other officer of the Company or the Association. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the Association, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

    Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company and the Association. At the closing, the Company and the Association shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

    Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

    Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of New York.

    Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

    If the foregoing correctly sets forth the arrangement among the Company, the Association and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

    Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

                                            Very truly yours,


GS FINANCIAL CORP.                          GUARANTY SAVINGS AND HOMESTEAD
                                             ASSOCIATION


By Its Authorized                           By Its Authorized
 Representative:                              Representative:


----------------                            ----------------
Donald C. Scott                             Donald C. Scott
  President                                   President




Accepted as of the date first above written


Keefe, Bruyette & Woods, Inc.


By Its Authorized
  Representative:

--------------------
Patricia A. McJoynt
Executive Vice President